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                                                                    EXHIBIT 23.2







                    CONSENT OF INDEPENDENT PUBLIC AUDITORS


        We consent to the incorporation by reference in Registration Statement Nos. 333-33853 and 333-33763, respectively, of First Banking Company of Southeast Georgia on Forms S-8 and S-3 of our report dated February 2, 1996, appearing in this Annual Report on Form 10-K of First Banking Company of Southeast Georgia for the year ended December 31, 1997.


/s/ McNair, McLemore, Middlebrooks & Co.

Macon, Georgia
March 25, 1998